Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-151680, 333-117092, 333-108114, 333-84974, 333-34160) and Form S-3 (No. 333-146522) of LodgeNet Interactive Corporation of our report dated March 13, 2009, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
Minneapolis, MN
March 13, 2009